SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant    ( )

Filed by a Party other than the Registrant    (X)

Check the appropriate box:

( )   Preliminary Proxy Statement

( )   Definitive Proxy Statement

(X)   Definitive Additional Materials

( )   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                   Santa Fe Pacific Corporation
        Name of Registrant as Specified In Its Charter

                   Union Pacific Corporation
        (Names of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

( )   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2).

( )   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).

( )   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

(X) Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:  $125 on October 13, 1994
      (2)  Form, Schedule or Registration Statement No.: Schedule 14A
      (3)  Filing Party: Same as above
      (4)  Date Filed: October 13, 1994




       A Message to Santa Fe Pacific Shareholders from Union Pacific
     Corporation:

                      IT'S A QUESTION OF CREDIBILITY -

                             MORE STRAIGHT TALK

                               ABOUT THE ICC

     Santa Fe's board of directors has refused to talk to Union
     Pacific about our proposal to negotiate a merger. Under our proposal, you would receive a substantial premium to the consideration offered in the Burlington Northern merger based on current market prices.

     Their excuse? They claim that our proposal would not be approved by the Interstate Commerce Commission, but assert that the merger they negotiated with Burlington Northern is "likely" to be approved.

                   IS THAT CLAIM CREDIBLE?  WE THINK NOT.

     SANTA FE SAYS: The Union Pacific proposal is a PARALLEL merger; Burlington Northern/Santa Fe is end-to-end.

     BUT THE FACTS ARE:

     The Burlington Northern             So BOTH mergers would have
     proposed merger:  3,000 miles       significant parallel
     of parallel lines, out of           elements, and both would
     31,000 total miles.  Burlington     have significant end-to-end
     Northern and Santa Fe are           elements.
     parallel between all
     combinations of Denver,             But we believe Union
     Chicago, Kansas City,               Pacific's proposal would
     Dallas/Fort Worth, Houston and      yield MORE new end-to-end
     Galveston.                          single-line service for
                                         shippers in high-volume
     The Union Pacific proposal:         freight corridors,
     4,200 parallel miles, out of        SUBSTANTIAL improvements to
     26,000 total miles.                 rail service, and
                                         SIGNIFICANT increases in
                                         efficiency.



     SANTA FE SAYS:  The ICC is
     skeptical about parallel
     mergers.

     BUT THE FACTS ARE:
     The ICC has approved TEN            Northern, HE HAD LENGTHY
     railroad mergers with               TALKS ABOUT MERGING SANTA FE
     significant parallel aspects        WITH SOUTHERN PACIFIC - a
     since 1970.                         merger that would have been
                                         MUCH MORE PARALLEL than a
     And Santa Fe's Chairman,            combination of Union Pacific
     President and CEO, Mr. Robert       and Santa Fe.
     D. Krebs, has disclosed that
     before or signing his deal with
     Burlington


     SANTA FE SAYS: The ICC has declined to impose conditions in order to cure anti-competitive aspects of mergers.

     BUT THE FACTS ARE:
     The ICC did just that in Union      access to another railroad
     Pacific's mergers with Missouri     at every point that would go
     Pacific and Western Pacific,        from two serving railroads
     and with the Missouri-Kansas-       to one.  Burlington Northern
     Texas.                              and Santa Fe have made no
                                         such commitment, although
     Union Pacific will accept           they have many such points.
     appropriate conditions to
     address legitimate competitive
     concerns. For example, we will
     give

     SANTA FE SAYS: Union Pacific's panel of five experts*, who reported that a Union Pacific/Santa FE merger would have good prospects of ICC approval, where "hand-picked."

     BUT THE FACTS ARE:
     Union Pacific consulted five        was the coordinating counsel
     prominent, INDEPENDENT experts.     for the railroads that
     They were asked for their           opposed that merger.
     views, WHATEVER THOSE VIEWS
     MIGHT BE.  These were the only      Santa Fe has cited only two
     experts Union Pacific asked to      experts.  One, Barry Harris,
     serve on the panel, and they        has repeatedly expressed
     were paid only for their time.      anti-merger views that the
     None has ever represented Union     ICC has rejected.  For
     Pacific (except for one expert      example, he testified, for
     who has provided limited            the Teamsters and the
     consulting).                        Regular Common Carrier
                                         Conference, that a Norfolk
     These experts are not               Southern/North American Van
     supporters of all railroad          Lines merger was anti-
     mergers.  Former ICC                competitive.  The ICC found
     Commissioner Malcolm Sterrett       otherwise.
     voted AGAINST the Santa
     Fe/Southern Pacific merger, and
     Robert N. Kharasch

     THE LIST COULD GO ON, BUT THE POINT IS CLEAR: Santa Fe's ICC excuse JUST ISN'T CREDIBLE.

        Protect your interests. Vote AGAINST the Burlington Northern merger.

             Sign, date, and return the GOLD proxy card today.

     [logo]                    UNION PACIFIC
                                CORPORATION

     November 7, 1994


     If you need assistance or information please call our solicitor:
     Morrow & Co., Inc. at  (800) 662-5200.

     Union Pacific's proposal is subject to termination of the Burlington Northern/Santa Fe merger agreement in accordance with its terms, a due diligence review, negotiation of a mutually satisfactory merger agreement with Santa Fe, approval of the Interstate Commerce Commerce Commission and approval of our respective Board of Directors and stockholders. The Burlington Northern/Santa Fe merger agreement is subject to approval of the Interstate Commerce Commission and the respective stockholders of Burlington Northern and Santa Fe. Because of fluctuations in the market value of Union Pacific common stock and Burlington Northern common stock, there can be no assurances as to the actual value that Santa Fe stockholders would receive pursuant to the Union Pacific proposal or the Santa Fe/Burlington Norther merger.

     The solicitation is neither an offer to sell nor a solicitation of offers to buy any securities which may be issued in any merger or similar business combination involving Union Pacific and Santa Fe. The issuance of such securities would have to be registered under the Securities act of 1933 and such securities would be offered only by means of a prospectus complying with the requirements of such act.

     * JOHN F. DEPODESTA, attorney who has represented numerous rail carriers and public bodies in proceedings before the ICC; former General Counsel of Consolidated Rail Corporation. ROBERT N. KHARASCH, Washington, D.C. attorney for more than 40 years who specialized in transportation law; coordinating counsel for railroad opponents to the unsuccessful Santa Fe/Southern Pacific merger. MALCOLM M.B. STERRETT, attorney with extensive rail transportation experience and former ICC Commissioner. WALTER B. MCCORMICK, JR., Partner, Bryan Cave, Washington, D.C. (attorneys), and former General Counsel of the U.S. Department of Transportation. C. JOHN LANGLEY JR., PH.D., John H. "Red" Dove Distinguished Professor of Logistics and Transportation, University of Tennessee.